UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Name of Registrant as Specified In Its Charter)

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SUPPLEMENT TO THE NOTICE OF 2019 ANNUAL MEETING SHAREHOLDERS AND PROXY STATEMENT DATED APRIL 4, 2019 FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2019
This Supplement provides updated information with respect to the 2019 Annual Meeting of Shareholders (the "Annual Meeting") of The Hartford Financial Services Group, Inc. (the "Company") to be held on May 15, 2019.

On April 4, 2019, the Company commenced distribution of the Notice of 2019 Annual Meeting of Shareholders and Definitive Proxy Statement (the "Notice and Proxy Statement") for the Annual Meeting. This Supplement, which describes a recent change in the proposed nominees for election to the Board of Directors of the Company (the "Board") and a change to reduce the number of Directors of the Company to ten, should be read in conjunction with the Notice and Proxy Statement.
WITHDRAWAL OF NOMINEE FOR ELECTION AS DIRECTOR
On May 1, 2019, Stephen P. McGill notified the Company of his resignation from the Board, effective on May 2, 2019. Mr. McGill resigned due to the launch of McGill & Partners, a new specialty risk solutions business that he will lead, in order to avoid the potential for any appearance of a conflict of interest. Mr. McGill’s resignation does not arise from any disagreement on any matter relating to the Company’s strategy, operations, policies or practices. Due to his resignation, Mr. McGill's name has been withdrawn from nomination for re-election to the Board at the Annual Meeting. The Board has determined that it will not nominate a replacement Director for election at the Annual Meeting.

BOARD DETERMINATION TO SET THE NUMBER OF DIRECTORS AT TEN
Pursuant to the Company's By-Laws, the Board has reduced the number of Directors that shall constitute the whole Board to ten, effective May 15, 2019, the date of the Annual Meeting.

NOMINEE TENURE AND DIVERSITY
In light of Mr. McGill's resignation from the Board and the subsequent withdrawal of his name as a nominee for re-election to the Board, as well as the Board's decision not to replace Mr. McGill with a new nominee, information regarding nominee tenure and diversity is updated as follows:

Nominee Tenure	Nominee Diversity

Female: 4

Male: 6

According to the 2018 Spencer Stuart Board Index:

• Women constituted 24% of all S&P 500 directors, compared to 40% of The Hartford's nominees
• People of color* constituted 17% of directors in the top 200 S&P 500 companies, compared to 20% of The Hartford's nominees
• The average tenure of independent directors on S&P 500 boards is 8.1 years, compared to 7.0 years for The Hartford's independent nominees
• Women chaired 20% of audit committees and 19% of compensation committees at S&P 500 companies; at The Hartford, women chair both committees
* Defined as African-American, Hispanic/Latino and Asian directors.

VOTING MATTERS
If you have already returned your proxy voting card or voting instruction form, you do not need to take any action unless you wish to change your vote. Proxy voting cards and voting instruction forms already returned by shareholders will remain valid and will be voted at the Annual Meeting unless revoked.
Shares represented by proxy voting cards or voting instruction forms returned before the Annual Meeting will be voted for the Directors nominated by the Board as instructed on the proxy voting card or voting instruction form, except that votes will not be cast for Mr. McGill because he is no longer standing for re-election. If you have not yet returned your proxy voting card or voting instruction form, please fill in the proxy card or voting instruction form disregarding Mr. McGill's name as a nominee for election as Director.
None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy voting cards or voting instruction forms returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy voting card or voting instruction form.
Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Notice and Proxy Statement.

May 8, 2019